Date: ___27/6/2013

AMENDMENT NO. 1
to the Revolving Facility Agreement
entered into between Vishay Advanced Technologies Ltd and HSBC Bank plc, Tel Aviv Branch
on 30 11 2011 (the "Facility Agreement")

WHEREAS	Vishay Advanced Technologies Ltd (the "Borrower") entered into the Facility Agreement with HSBC Bank plc, Tel Aviv Branch (the "Bank") in order to set out terms and conditions for a revolving credit facility provided by the Bank to the Borrower; and

WHEREAS	the parties are interested in amending the Facility Agreement upon the terms set out herein;

THEREFORE, the parties agree as follows:

1.	The preamble to this Amendment No. 1 is an integral part hereof.

2.	Capitalised terms in this Amendment No. 1 which have been defined in the Facility Agreement will bear the same meanings, unless otherwise defined in this Amendment No. 1.

3.	All obligations of the Borrower under the Facility Agreement will apply to this Amendment No. 1, mutatis mutandis.

4.	Nothing in this Amendment No. 1 will derogate from any obligation of the Borrower under the Facility Agreement or any related document, except as modified in this Amendment No. 1.

5.	(a) The Facility Agreement is hereby amended as follows:

In Clause 15.13(a)(i), "USD 65,000,000" is amended to "USD 48,000,000".

In Clause 15.13(a)(iii), "75%" is amended to "65%".

In Clause 17(b), "0.35%" is amended to "0.4%".

Schedule 2 (Form of Officer's Compliance Certificate) is replaced with Schedule 2 (Form of Officer's Compliance Certificate) (amended) to this Amendment No. 1.

(b) With reference to a bank guarantee issued by the Bank at the Borrower's request in the amount of ILS 100,000 in favour of Israeli customs authorities (the "Bank Guarantee"), the Bank Guarantee and the outstanding amount thereof shall be deemed to be a Utilisation.

6.	Except as stated in the above Clause 5, all other terms of the Facility Agreement will remain unchanged.

7.	The Debenture signed by the Borrower secures the repayment and discharge of all monies at any time owing in respect of the Facility, including in respect of the Bank Guarantee, as modified by this Amendment No. 1.

8.	In consideration for the Bank's agreement to this Amendment No. 1, the Borrower shall pay the Bank upon the date hereof a one-time fee in the amount of USD 5,000, and the Borrower irrevocably instructs and authorises the Bank to debit the Borrower's Account for that fee, whether the Borrower's Account is in credit or in debit or would become in debit as a result of being debited.

9.	This Amendment No. 1 shall be governed in all respects by the laws of Israel and the parties submit to the exclusive jurisdiction of the courts in Tel Aviv.

WITNESSETH:	/s/ C. Shaked

/s/ Amir Tal	/s/ Rina Shaked
Vishay Advanced Technologies Ltd	HSBC Bank plc

Acknowledgment of Counsel
I, the undersigned, _______________, Adv., counsel to Vishay Advanced Technologies Ltd (the "Corporation"), hereby confirm that the above document was signed on behalf of the Corporation by its officer(s):

Name	I.D./Passport no.
Amir Tal

And that pursuant to resolutions of the Corporation which were duly adopted and in accordance with the constituting documents of the Corporation, such signatures are binding on the Corporation.

/s/ E. Goddard
Name and Signature	Date 27/6/13

SCHEDULE 2

FORM OF OFFICER'S COMPLIANCE CERTIFICATE (amended)

VISHAY ADVANCED TECHNOLOGIES LTD
OFFICER'S COMPLIANCE CERTIFICATE FOR THE PERIOD ENDING [   ]

Reference is made to the Revolving Facility Agreement dated as of 30 11 2011 (as modified, amended, restated or supplemented from time to time, the "Facility Agreement") by and between Vishay Advanced Technologies Ltd (the "Borrower") and HSBC Bank plc, Tel Aviv Branch (the "Bank"). Terms not defined herein are used as defined in the Facility Agreement.

In accordance with the terms of Clause 15.2(g) of the Facility Agreement, I, [   ], the Chief Financial Officer/Controller of the Borrower, do hereby certify to the Bank as follows:

1. The Borrower is in compliance with the financial covenants as of [   ] as set forth in Clause 15.13 of the Facility Agreement, and as defined in Schedule 1 (Calculation of EBITDA) and Schedule 4 (Calculation of Tangible Shareholder’s Equity), as more fully set forth below:

Actual	Required
Tangible Shareholder Equity (TSE)
Total Assets: Less: Total Liabilities: Excluding:
(a)	Goodwill, Trademarks, Trade Names, etc.:
(b)	Unamortized financing and discounts and expenses:
(c)	all reserves carried and not deducted from assets:
(d)	treasury stock:
(e)	securities which are not readily marketable:
(f)	cash held in a sinking fund for redemption of Capital Stock or Indebtedness:
(a)	Any write up in the book value of any assets subsequent to their being listed in the financial statements:
(h)	Any items in (a) through (g) above treated as intangibles in conformity with GAAP:
(i)	The effects of currency translation adjustments:
(j)	Investment in Vishay PM Group Ltd:

Tangible Shareholders Equity:

≥ USD 48,000,000

Leverage Ratio

Indebtedness:

EBITDA:

Indebtedness / EBITDA:

≤ 2.5:1.0

Tangible Shareholder Equity / Total Assets

Tangible Shareholder Equity:

Total Assets:

Tangible Shareholder Equity / Total Assets:

≥ 65%

Calculation of EBITDA

DESCRIPTION	1st QT R *	2nd QT R *	3rdQT R *	4th QT R *	ROLLING FOUR QUARTERS
NET INCOME

(a) INTEREST EXP
(b) INCOME TAX
(c) DEPRECIATION
(d) AMORTIZATION
(e) NON-CASH PROVISIONS FOR RESERVES FOR DISCOUNTINUED OPERATIONS
(f) GAIN OR LOSS ASSOCIATED WITH THE SALES OR WRITE-DOWN OF ASSETS
(g) GAIN OR LOSS ATTRIBUTED TO MINORITY INTERESTS
(h) GAIN OR LOSS ACCOUNTED FOR BY THE EQUITY METHOD OF ACCOUNTING
(i) OTHER NON-CASH ITEMS APPROVED BY THE BANK

* Specify quarter-end date